UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2025

Aveanna Healthcare Holdings Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40362	81-4717209
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Interstate North Parkway SE
Atlanta, Georgia		30339
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 770 441-1580

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AVAH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 17, 2025 (the "Closing Date"), Aveanna Healthcare LLC, a Delaware limited liability company (the "Borrower"), a wholly owned subsidiary of Aveanna Healthcare Holdings, Inc. (the "Company"), entered into the fourth joinder and twelfth amendment (the "Refinancing Amendment") to its First Lien Credit Agreement, dated as of March 16, 2017 (as further amended, supplemented, or otherwise modified from time to time as of the date hereof, the "Existing Credit Agreement"), among the Company, the borrowing subsidiaries party thereto, the lenders party thereto, Barclays Bank PLC as administrative agent and collateral agent (in such capacities, the "Administrative Agent"), and other agents party thereto (the Existing Credit Agreement, as amended by the Refinancing Amendment, the "Amended Credit Agreement"). The Existing Credit Agreement provided for among other things, a senior secured term loan facility (the "Existing Term Loan Facility") with an outstanding balance as of the Closing Date of $885,950,000 (the "Existing Term Loans") and a $170,330,000 senior secured revolving credit facility (the "Existing Revolving Credit Facility").

The Refinancing Amendment provides for, among other things, the refinancing of the Existing Revolving Credit Facility under the Existing Credit Agreement and incremental revolving loan commitments in an aggregate principal amount of $79,670,000, resulting in total aggregate revolving loan commitments of $250,000,000 (the "2025 Refinancing Revolving Credit Facility"), a portion of which may be used for the issuance of letters of credit and swingline loans. The Refinancing Amendment additionally provides for the refinancing of the Existing Term Loans ("2025 Refinancing Term Loans") under the Existing Term Loan Facility (the "2025 Refinancing Term Facility") and an incremental senior secured term loan facility (the "2025 Incremental Term Facility"), with aggregate commitments increased by $439,050,000 (the "2025 Incremental Term Loans"). Combined, the 2025 Refinancing Term Loans and 2025 Incremental Term Loans aggregate to a total principal balance of $1,325,000,000 (the "2025 Term Loans"). The 2025 Refinancing Revolving Credit Facility and the 2025 Refinancing Term Facility replace the Existing Revolving Facility and the Existing Term Loan Facility, respectively. The maturity date for loans and commitments under the 2025 Refinancing Revolving Credit Facility is September 17, 2030. The maturity date for loans and commitments under the 2025 Refinancing Term Facility is September 17, 2032. Loans under the 2025 Refinancing Term Facility amortize at a rate equal to 1.00% per annum, payable in equal quarterly installments, and were issued with original issue discount at 99.75% of par.

Proceeds from the 2025 Term Loans were used to immediately refinance in full the Existing Term Loans and the Second Lien Term Loan (as defined below in Item 1.02), to pay accrued interest through the Closing Date, and to fund working capital and general corporate purposes.

The 2025 Term Loans under the Amended Credit Agreement will bear interest at a rate equal to, at the election of the Borrower, Term SOFR plus an applicable margin equal to 3.75% per annum or a base rate plus an applicable margin equal to 2.75% per annum. Loans under the 2025 Refinancing Revolving Credit Facility will bear interest at a rate equal to, at the election of the Borrower, Term SOFR, plus an applicable margin equal to 3.75% per annum or a base rate plus an applicable margin equal to 2.75% per annum, so long as the Consolidated First Lien Net Leverage Ratio (as defined in the Amended Credit Agreement) is greater than 3.90 to 1.00 as of the last day of the preceding fiscal quarter, subject to (a) a decrease of 0.25% in the event that, and for so long as, the Consolidated First Lien Net Leverage Ratio is less than or equal to 3.90 to 1.00 and greater than 3.40 to 1.00 as of the last day of the preceding fiscal quarter and (b) a decrease of 0.50% in the event that, and for so long as, the Consolidated First Lien Net Leverage Ratio is less than or equal to 3.40 to 1.00 as of the last day of the preceding fiscal quarter.

The Company will pay certain fees under the Amended Credit Agreement, including (a) a commitment fee of 0.50% per annum on the undrawn portion of the 2025 Refinancing Revolving Credit Facility (subject to a step-downs to 0.375% and 0.250% at the same levels described above), (b) a letter of credit fee equal to the applicable margin per annum over Term SOFR set forth above on the average daily undrawn amount of, plus unreimbursed amounts in respect of disbursements under, letters of credit issued under the 2025 Refinancing Revolving Credit Facility, (c) a fronting fee of 0.125% per annum on the stated amount of all letters of credit issued under the 2025 Refinancing Revolving Credit Facility and (d) customary annual administration fees.

Other terms and conditions in the Existing Credit Agreement were not significantly amended as part of the Refinancing Amendment.

The foregoing description of the Refinancing Amendment does not purport to be complete and is qualified in its entirety by reference to the Refinancing Amendment, including exhibits thereto, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

On September 17, 2025, substantially concurrently with the Refinancing Amendment described in Item 1.01, the Borrower terminated its Second Lien Credit Agreement, dated as of December, 10, 2021, by and among the Company, the Borrower, a syndicate of lending institutions from time to time party thereto, and Barclays Bank PLC, as administrative agent and collateral agent (the "Second Lien Credit Agreement"). The Second Lien Credit Agreement provided for a second lien term loan in an aggregate principal amount of $415.0 million (the "Second Lien Term Loan"), which was secured by a second lien on certain collateral specified therein.

The entirety of the Second Lien Term Loan was repaid with proceeds from the 2025 Incremental Term Loans referenced into Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

On September 18, 2025, the Company issued a press release announcing the Refinancing Amendment and the Amended Credit Agreement, and the termination of the Second Lien Credit Agreement. The full text of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1*

Fourth Joinder and Twelfth Amendment to First Lien Credit Agreement dated as of September 17, 2025, among Aveanna Healthcare LLC, Aveanna Healthcare Intermediate Holdings LLC, the other credit parties thereto, the lenders party thereto, the L/C issuers party thereto, and Barclays Bank PLC, as administrative agent and swingline lender.

99.1	Press Release dated September 18, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Pursuant to item 601(a)(5) of Regulation S-K, certain exhibits and schedules to this agreement have been omitted. The registrant agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted exhibits or schedule upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVEANNA HEALTHCARE HOLDINGS INC.
Date:	September 18, 2025	By:	/s/ Matthew Buckhalter
Matthew Buckhalter Chief Financial Officer (Principal Financial Officer)